Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Second Quarter 2013

BIRMINGHAM, Ala. - August 1, 2013 - Colonial Properties Trust (NYSE: CLP) announced its results for the second quarter ended June 30, 2013.

For the second quarter 2013, the company reported net income available to common shareholders (EPS) of $16.1 million, or $0.18 per diluted share, compared with net income available to common shareholders of $16.4 million, or $0.19 per diluted share, for the same period in 2012. For the six months ended June 30, 2013, the company reported net income available to common shareholders of $21.7 million, or $0.24 per diluted share, compared with net income available to common shareholders of $10.4 million, or $0.12 per diluted share, for the same period in 2012. The increase in the six months ended June 30, 2013, is primarily attributable to gains recognized from the sale of properties, improving rental rates resulting in an increase in multifamily same-property net operating income (NOI) and income derived from the acquisition and development of multifamily apartment communities, offset by properties sold since January 1, 2012.

Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the second quarter 2013 was $29.1 million, or $0.31 per diluted share, compared with $29.9 million, or $0.32 per diluted share, for the same period in 2012. FFO for the six months ended June 30, 2013, totaled $60.9 million, or $0.64 per diluted share, compared with $58.0 million, or $0.61 per diluted share, for the same period in 2012. The decrease in the second quarter 2013 FFO is primarily a result of properties sold since January 1, 2012, $1.2 million in transaction costs related to the proposed merger transaction with Mid-America Apartment Communities, Inc. (NYSE: MAA) recorded during the second quarter of 2012, and charges related to the settlement of certain litigation, offset by a 4.4 percent increase in multifamily same-property net operating income (NOI) from improving rental rates and the income derived from the acquisition and development of multifamily apartment communities.

A reconciliation of net income/loss available to common shareholders to FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.

Thomas H. Lowder, Chairman and Chief Executive Officer, noted, “We are pleased with the solid performance of our multifamily portfolio and the continued execution of our commercial dispositions. Since announcing the merger agreement with MAA in early June, we have been working diligently with MAA toward the successful integration of our two companies and the completion of the merger.”

Highlights for the Second Quarter 2013

•	Multifamily same-property NOI increased 4.4 percent compared with second quarter 2012

•	Multifamily same-property revenue increased 4.3 percent compared with second quarter 2012

•	Ended the quarter with multifamily same-property physical occupancy of 94.9 percent

•	Acquired the 252-unit Colonial Reserve at Frisco Bridges in Dallas, Texas for $36.2 million

•	Sold Three Ravinia, a Class A office building, for a total sales price of $144 million

•	Completed the disposition of three apartment communities totaling 856 units for an aggregate sales price of $78.3 million

•	Completed the sale of the four remaining condominium units at Metropolitan Midtown and reduced for-sale residential land inventory

•	Announced definitive merger agreement MAA

CLP Reports Results for Second Quarter 2013

August 1, 2013

Multifamily Operating Performance

Multifamily same-property NOI for the second quarter 2013 increased 4.4 percent compared with the second quarter 2012 for the 30,938 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 4.3 percent and expenses increased 4.1 percent compared with the second quarter 2012. The increase in revenues was primarily due to an improvement in renewal lease rates and a consistently high occupancy level. The increase in expenses is primarily due to an increase in property taxes, as well as an increase in insurance expense, as a result of lower insurance claims in the second quarter 2012.

Sequentially, multifamily same-property NOI for the second quarter 2013 increased 0.4 percent compared with the first quarter 2013, with revenues increasing 0.9 percent and expenses increasing 1.8 percent compared with the prior quarter.

Development Activity

Construction continued during the quarter on four wholly-owned apartment communities: Colonial Grand at Ayrsley Phase II, a $9.1 million development with 81 units in Charlotte, North Carolina; Colonial Reserve at South End, a $59.3 million development with 353 units in Charlotte, North Carolina, Colonial Grand at Lake Mary III, a $16.1 million development with 132 units in Orlando, Florida and Colonial Grand at Randal Lakes, a $57.0 million development with 462 units in Orlando, Florida.

Multifamily Asset Recycling

During the quarter, the company sold Colonial Reserve at West Franklin, a 49 year old, 332-unit apartment community located in Richmond, Virginia, for $23.8 million and Colonial Village at Pinnacle Ridge, a 65 year old, 166-unit apartment community in Asheville, North Carolina, for a total sales price of $13.4 million. The proceeds from these sales were used to fund the acquisition of Colonial Reserve at Frisco Bridges, as discussed below.

In May 2013, the company purchased the 252-unit Colonial Reserve at Frisco Bridges (formerly Ablon at Frisco Bridges) located in Dallas, Texas, for $36.2 million. The multifamily apartment community is a new mid-rise development that was completed earlier this year and is currently in lease-up.

Commercial and Non-Core Asset Dispositions

In May 2013, the company sold Three Ravinia, an 814,000-square-foot Class A office building for a total sales price of $144.3 million. The property was unencumbered and sales proceeds were used to repay a portion of the outstanding balance on the company's unsecured credit facility.

During May 2013, the company completed the sale of the four remaining condominium units at its Metropolitan Midtown mixed-use development located in Charlotte, North Carolina for an aggregate sales price of $2.5 million. The proceeds from the sale of these final four remaining units were used to pay down a portion of the outstanding balance on the company's unsecured credit facility. As a result of the sale of the remaining units, the company recognized an impairment of $0.8 million, or $0.01 per diluted share, in the second quarter of 2013.

In May 2013, a joint venture in which the company owns a 40 percent interest sold its Regents Park II for-sale residential land located in Atlanta, Georgia for a total sales price of $6.2 million. The company received cash proceeds of $2.3 million from the transaction. The proceeds received by the company from the sale were used to pay down a portion of the outstanding balance on the company's unsecured credit facility.

CLP Reports Results for Second Quarter 2013

August 1, 2013

In June 2013, a joint venture in which the company owns a 20 percent interest sold Colonial Grand at Huntcliff, a 358-unit apartment community in Atlanta, Georgia, for a total sales price of $41.1 million. The company received cash proceeds of $3.1 million in cash and is no longer responsible for $4.9 million of associated joint venture mortgage debt, which represented the company's pro-rata share of such debt. The cash proceeds received by the company from the sale were used to pay down a portion of the outstanding balance on the company's unsecured credit facility.

Financing Activity

On April 15, 2013, the company's outstanding 6.15 percent senior note matured, which the company satisfied with an aggregate payment of $102.6 million ($99.5 million of principal and $3.1 million of accrued interest) using borrowings under the company's unsecured credit facility.

Mira Vista at James Island Litigation Settlement

As previously disclosed, the company along with multiple other parties, was named in 2010 as defendants in lawsuits with respect to condominium units at Mira Vista at James Island in Charleston, South Carolina. Mira Vista was acquired by certain of the company's subsidiaries after the units were constructed and operated as a multifamily rental project, until all of the 230 units were converted to condominiums and subsequently sold.

In May 2013, the company reached an agreement with the plaintiffs to settle the Mira Vista litigation for a total payment of $3.3 million. As a result of the settlement agreement, the company recorded an increase to its loss contingency reserve of $1.6 million, or $0.02 per diluted share, in the second quarter 2013.

Quarterly Dividend on Common Shares

On July 8, 2013, the Board of Trustees declared a quarterly cash dividend on the company's common shares for the third quarter 2013 of $0.21 per common share. The dividend was payable July 31, 2013, to shareholders of record as of July 19, 2013, representing an ex-dividend date of July 17, 2013.

Outlook

Given the company's announcement on June 3, 2013 that it had entered into an agreement and plan of merger with MAA, the company is not providing an outlook for the remainder of 2013 or updating or affirming its previously issued guidance range for the full-year 2013 for EPS and FFO per share.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, August 1, 2013, at 1:30 p.m. Central Time. The call will include a review of the company's second quarter performance.

To participate, please dial 1-866-952-1907 and reference the ID: COLONIALQ2. As with previous calls, a replay will be available for seven days by dialing 1-800-677-7320. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

CLP Reports Results for Second Quarter 2013

August 1, 2013

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a multifamily focused real estate investment trust (REIT) that is engaged in the ownership, development, acquisition and management of quality real estate properties in the Sunbelt region of the United States.  As of June 30, 2013, the company owns interests in 115 apartment properties containing 34,577 apartment homes and 1.2 million square feet of commercial space.  Headquartered in Birmingham, Alabama, Colonial Properties Trust is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 index.  For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure in the company's industry and is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and amortization, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Property Net Operating Income - The company uses property NOI, including same-property NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of

CLP Reports Results for Second Quarter 2013

August 1, 2013

operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same-property groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding future dispositions and developments, development costs, operating performance outlook, and other business fundamentals, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally. Other factors or risks that could cause our actual results to differ materially from the results we anticipate also include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with MAA; (2) the inability to complete the proposed merger due to the failure to obtain the required shareholder approvals for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (3) risks related to disruption of management's attention from the company's ongoing business operations due to the proposed merger transaction; and (4) the effect of the announcement of the proposed merger on the company's relationships with its customers, tenants, operating results and business generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

CLP Reports Results for Second Quarter 2013

August 1, 2013

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2012, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2013

BALANCE SHEET
($ in 000s)	As of	As of
	6/30/2013	12/31/2012
ASSETS
Real Estate Assets
Operating Properties	$3,443,165	$3,489,324
Undeveloped Land & Construction in Progress	289,645	296,153
Total Real Estate, before Depreciation	3,732,810	3,785,477

Less: Accumulated Depreciation	(843,435)	(804,964)
Real Estate Assets Held for Sale, net	41,279	93,450

Net Real Estate Assets	2,930,654	3,073,963

Cash and Equivalents	20,944	11,674
Restricted Cash	10,212	38,128
Accounts Receivable, net	24,760	23,977
Notes Receivable	41,962	42,399
Prepaid Expenses	19,576	19,460
Deferred Debt and Lease Costs	16,253	23,938
Investment in Unconsolidated Subsidiaries	4,379	7,777
Other Assets	14,254	44,892
Total Assets	$3,082,994	$3,286,208

LIABILITIES
Unsecured Credit Facility	$105,000	$188,631
Notes and Mortgages Payable	1,542,326	1,643,361
Total Debt	1,647,326	1,831,992
Accounts Payable	32,388	53,545
Accrued Interest	8,837	10,209
Accrued Expenses	56,331	41,652
Other Liabilities	22,001	36,751
Total Liabilities	1,766,883	1,974,149

Redeemable Common Units	179,576	162,056

EQUITY
Limited Partner's Noncontrolling Interest	182	695

Cumulative Earnings	1,297,803	1,276,118
Cumulative Distributions	(1,963,333)	(1,926,167)
Common Equity, including Additional Paid-in Capital	1,966,139	1,974,532
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(14,093)	(25,012)
Total Equity, including Noncontrolling Interest	1,136,535	1,150,003
Total Liabilities and Equity	$3,082,994	$3,286,208

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	6/30/2013	12/31/2012
Basic
Shares	88,744	88,212
Operating Partnership Units (OP Units)	7,152	7,153
Total Shares & OP Units	95,896	95,365

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2013

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Revenues
Minimum Rent	$82,331	$75,054	$163,407	$148,621
Tenant Recoveries	658	649	1,321	1,278
Other Property Related Revenue	19,028	13,350	35,130	25,885
Other Non-Property Related Revenue	126	1,471	304	2,815
Total Revenues	102,143	90,524	200,162	178,599

Operating Expenses
Operating Expenses:
Property Operating Expense	27,156	24,641	53,208	48,626
Taxes, Licenses and Insurance	12,563	10,138	24,938	20,305
Total Property Operating Expenses	39,719	34,779	78,146	68,931
Property Management Expense	4,895	3,001	9,311	5,847
General and Administrative Expense	4,518	5,446	9,306	11,213
Management Fees and Other Expenses	21	1,769	272	3,814
Investment and Development Expenses (1)	1,315	205	1,713	592
Depreciation	30,466	27,952	60,603	55,790
Amortization	930	710	2,050	1,906
Impairment and Other Losses (2)	912	395	1,002	895
Total Operating Expenses	82,776	74,257	162,403	148,988

Income from Operations	19,367	16,267	37,759	29,611

Other Income (Expense)
Interest Expense	(20,999)	(23,277)	(43,194)	(46,330)
Debt Cost Amortization	(1,382)	(1,402)	(2,759)	(2,835)
Interest Income	201	556	930	1,550
Income from Partially-Owned Investments	2,327	21,349	2,998	22,022
Gain (Loss) on Sale of Property	14	(9)	25	(235)
Taxes and Other	(267)	(277)	(455)	(465)
Total Other Income (Expense)	(20,106)	(3,060)	(42,455)	(26,293)
(Loss) Income from Continuing Operations	(739)	13,207	(4,696)	3,318

Discontinued Operations
(Loss) Income from Discontinued Operations (3)	(159)	4,524	2,767	7,962
Gain (Loss) on Disposal of Discontinued Operations	18,726	(12)	25,910	(14)
Net Income from Discontinued Operations	18,567	4,512	28,677	7,948

Net Income	17,828	17,719	23,981	11,266

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(422)	(8)	(545)	(17)
Noncontrolling Interest in CRLP - Common	87	(995)	391	(249)
Discontinued Operations
Noncontrolling Interest in CRLP - Common	(1,385)	(339)	(2,142)	(599)
Income Attributable to Noncontrolling Interest	(1,720)	(1,342)	(2,296)	(865)

Net Income Available to Common Shareholders	$16,108	$16,377	$21,685	$10,401
____________________
Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2013

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Income (Loss) per Share - Basic
Continuing Operations	$(0.01)	$0.14	$(0.06)	$0.03
Discontinued Operations	0.19	0.05	0.30	0.09
EPS - Basic	$0.18	$0.19	$0.24	$0.12

Income (Loss) per Share - Diluted
Continuing Operations	$(0.01)	$0.14	$(0.06)	$0.03
Discontinued Operations	0.19	0.05	0.30	0.09
EPS - Diluted	$0.18	$0.19	$0.24	$0.12

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods. The three and six months ended June 30, 2013, includes $1.2 million for merger related costs.
(2) The three and six months ended June 30, 2013, includes a $0.9 million non-cash impairment charge related to the sale of certain for-sale residential units.
(3) The three and six months ended June 30, 2013, includes a $1.6 million charge for a loss contingency related to certain litigation and a $0.3 million non-cash impairment charge related to the sale of an outparcel.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Basic
Shares	88,122	87,201	87,958	87,106
Operating Partnership Units (OP Units)	7,152	7,162	7,152	7,166
Total Shares & OP Units	95,274	94,363	95,110	94,272

Dilutive Common Share Equivalents	—	289	—	276

Diluted (1)
Shares	88,122	87,490	87,958	87,382
Total Shares & OP Units	95,274	94,652	95,110	94,548

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2013

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Net Income Available to Common Shareholders	$16,108	$16,377	$21,685	$10,401
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	1,298	1,334	1,751	848
Total	17,406	17,711	23,436	11,249

Adjustments - Consolidated Properties
Depreciation - Real Estate	30,830	31,169	62,427	63,131
Amortization - Real Estate	1,354	1,502	3,171	3,620
Impairment on Depreciable Asset	—	271	—	271
Remove: Total Consolidated (Gain)/Loss on Sale of Property, net of
Income Tax and Noncontrolling Interest	(18,315)	20	(25,509)	249
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income
Tax and Noncontrolling Interest	14	(8)	21	(269)
Total Adjustments - Consolidated	13,883	32,954	40,110	67,002

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	46	1,035	142	2,151
Amortization - Real Estate	2	355	3	722
Remove: (Gain)/Loss on Sale of Property	(2,055)	(21,906)	(2,402)	(22,709)
Total Adjustments - Unconsolidated	(2,007)	(20,516)	(2,257)	(19,836)

Funds from Operations	$29,282	$30,149	$61,289	$58,415

Income Allocated to Participating Securities	(166)	(242)	(362)	(460)

Funds from Operations Available to Common Shareholders and Unitholders	$29,116	$29,907	$60,927	$57,955

FFO per Share
Basic	$0.31	$0.32	$0.64	$0.61
Diluted	$0.31	$0.32	$0.64	$0.61

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the
Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and amortization, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance),
FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
FFO should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Divisional Total Revenues
Multifamily - Same Property	$86,127	$82,609	$171,458	$163,650
Multifamily - Non-Same Property (1)	11,131	7,604	21,570	14,404
Commercial	9,604	17,671	20,350	35,387
Total Divisional Revenues	106,862	107,884	213,378	213,441

Less: Unconsolidated Revenues - Multifamily	(264)	(480)	(556)	(952)
Less: Unconsolidated Revenues - Commercial	(409)	(4,393)	(865)	(9,185)
Discontinued Operations	(4,172)	(13,958)	(12,099)	(27,520)
Unallocated Corporate Revenue	126	1,471	304	2,815
Consolidated Revenue Adjusted - '12 Discontinued Operations (2)	102,143	90,524	200,162	178,599
Add: Additional Discontinued Operations Revenue, post filing (3)	—	9,079	—	18,351
Total Consolidated Revenue, per 10-Q (4)	$102,143	$99,603	$200,162	$196,950

RECONCILIATION OF EXPENSES
	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Divisional Total Expenses
Multifamily - Same Property	$33,249	$31,939	$65,911	$63,734
Multifamily - Non-Same Property (1)	5,341	3,922	10,498	7,410
Commercial	2,992	5,922	6,650	11,653
Total Divisional Expenses	41,582	41,783	83,059	82,797

Less: Unconsolidated Expenses - Multifamily	(131)	(220)	(265)	(437)
Less: Unconsolidated Expenses - Commercial	(112)	(1,772)	(227)	(3,478)
Discontinued Operations	(3,477)	(5,283)	(6,278)	(10,222)
Impairment - Discontinued Operations (5)	1,857	271	1,857	271
Total Property Operating Expenses	39,719	34,779	78,146	68,931
Property Management Expense	4,895	3,001	9,311	5,847
General and Administrative Expense	4,518	5,446	9,306	11,213
Management Fee and Other Expenses	21	1,769	272	3,814
Investment and Development Expenses (6)	1,315	205	1,713	592
Impairment and Other Losses (7)	912	395	1,002	895
Depreciation	30,466	27,952	60,603	55,790
Amortization	930	710	2,050	1,906
Consolidated Expense Adjusted - '12 Discontinued Operations (2)	82,776	74,257	162,403	148,988
Add: Additional Discontinued Operations Expense, post filing (3)	—	6,805	—	13,566
Total Consolidated Expense, per 10-Q (4)	$82,776	$81,062	$162,403	$162,554

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Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Divisional Total NOI
Multifamily - Same Property	$52,878	$50,670	$105,547	$99,916
Multifamily - Non-Same Property (1)	5,790	3,682	11,072	6,994
Commercial	6,612	11,749	13,700	23,734
Total Divisional NOI	65,280	66,101	130,319	130,644

Less: Unconsolidated NOI - Multifamily	(133)	(260)	(291)	(515)
Less: Unconsolidated NOI - Commercial	(297)	(2,621)	(638)	(5,707)
Discontinued Operations	(695)	(8,675)	(5,821)	(17,298)
Impairment - Discontinued Operations (5)	(1,857)	(271)	(1,857)	(271)
Unallocated Corporate Revenue	126	1,471	304	2,815
Property Management Expense	(4,895)	(3,001)	(9,311)	(5,847)
General and Administrative Expense	(4,518)	(5,446)	(9,306)	(11,213)
Management Fee and Other Expenses	(21)	(1,769)	(272)	(3,814)
Investment and Development Expenses (6)	(1,315)	(205)	(1,713)	(592)
Impairment and Other Losses (7)	(912)	(395)	(1,002)	(895)
Depreciation	(30,466)	(27,952)	(60,603)	(55,790)
Amortization	(930)	(710)	(2,050)	(1,906)
Income from Operations	19,367	16,267	37,759	29,611
Total Other Income (Expense)	(20,106)	(3,060)	(42,455)	(26,293)
(Loss) Income from Continuing Operations (8)	(739)	13,207	(4,696)	3,318
Discontinued Operations	—	2,274	—	4,785
(Loss) Income from Continuing Operations, per 10-Q (4)	$(739)	$15,481	$(4,696)	$8,103

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or income (loss) from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) The three and six months ended June 30, 2013, includes a $1.6 million charge for a loss contingency related to certain litigation and a $0.3 million non-cash impairment charge related to the sale of an outparcel.
(6) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods. The three and six months ended June 30, 2013, includes $1.2 million for merger related costs.
(7) The three and six months ended June 30, 2013, includes a $0.9 million non-cash impairment charge related to the sale of certain for-sale residential units.
(8) (Loss) Income from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.